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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-14885) and related Prospectus of WellPoint Health Networks Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated September 27, 1996, with respect to the combined financial statements of The Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries included in WellPoint Health Networks Inc.'s Current Report on Form 8-K dated October 9, 1996, filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP

Boston, Massachusetts

October 30, 1996